UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 15, 2009

STELLAR RESOURCES, LTD.
(Exact name of registrant as specified in its charter)

Nevada	0-51400	98-0373867
(State or jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

375 N. Stephanie Street, Suite 1411, Las Vegas, Nevada	89014
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  702-547-4614

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240 . 14a-12)
☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240 ..14d-2(b))
☐       Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240 . 13e-4(c))

Item 502.   Departure of Directors or Principal Officers: Election of Directors: Appointment of Principal Officers.

On January 12, 2009, Stellar Resources, Ltd. (the “Company”) received a letter that Kathy Whyte, resigning her position as a Director of the Board of Directors of the Company effective January 12, 2009, due to the fact that she would like to dedicate more time to her family. During this transition, we are pleased that, Mr. Luigi Rispoli, will take the position as Chief Executive Officer and President. Mr. Rispoli has supported the Company for a number of years, will step up and help direct his involvement in key decisions being made at the Company.

Item 9.01.   Financial Statements and Exhibits

Exhibit No.	Description
17.1	Press Release

SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated this 15th, day of January, 2009.

STELLAR RESOURCES, LTD.

By:           /s/ Luigi Rispoli, President
Chief Executive Officer, Chief
Financial Officer
a member of the Board of Directors

By:           /s/ Michael Rezac
a member of the Board of Directors